Exhibit 4.2

THIRD AMENDMENT dated as of May 18, 2004 (this ”Amendment“), to the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, as amended as of February 19, 2004 and as of April 16, 2004 (as amended, supplemented or otherwise modified from time to time, the ”Credit Agreement“), among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (“Goodyear“), GOODYEAR DUNLOP TIRES EUROPE B.V., a corporation organized under the laws of the Netherlands (the “European J.V.“), GOODYEAR DUNLOP TIRES GERMANY GMBH, a corporation organized under the laws of the Federal Republic of Germany (“GDTG“), GOODYEAR GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany (“Goodyear KG“), DUNLOP GMBH & CO KG, a partnership organized under the laws of the Federal Republic of Germany (“Dunlop KG“), GOODYEAR LUXEMBOURG TIRES SA, a société anonyme organized under the laws of Luxembourg (“Lux Tires“ and, together with the European J.V., GDTG, Goodyear KG and Dunlop KG, the ”Borrowers“), the lenders party thereto (the ”Lenders“), and JPMORGAN CHASE BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the “Administrative Agent“).

          WHEREAS, pursuant to the terms and conditions of the Credit Agreement, the Lenders have extended and agreed to extend credit to the Borrowers; and

          WHEREAS, Goodyear and the Borrowers have requested, and the Majority Lenders are willing to agree, that the Credit Agreement be amended on the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

          SECTION 2. Amendment to Section 5.01 of the Credit Agreement. Section 5.01(a) of the Credit Agreement is hereby amended by replacing the parenthetical phrase “(or, in the case of the fiscal year ended December 31, 2003, within 140 days after the end of such fiscal year)” with the parenthetical phrase “(or, in the case of the fiscal year ended December 31, 2003, within 140 days after the end of such fiscal year, in the case of Goodyear, and not later than June 4, 2004, in the case of the European J.V.)”.

          SECTION 3. Representations and Warranties. Goodyear and Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that:

          (a) No Default has occurred and is continuing on the date hereof or will have occurred and be continuing at the time the amendments provided for herein become effective under Section 5.

          (b) All representations and warranties of Goodyear, the European J.V., and each other Borrower set forth in the Credit Agreement are true and correct in all respects material to the rights or interests of the Lenders on and as of the date hereof, and will be true and correct at the time the amendments provided for herein become effective under Section 5, except to the extent such representations and warranties relate to an earlier date.

          SECTION 4. Amendment Fee. In consideration of the agreements contained in this Amendment, Goodyear agrees to pay to the Administrative Agent on the Effective Date (as defined below), for the account of each Lender that delivers an executed counterpart of this Amendment prior to noon, New York City time, on May 18, 2004, an amendment fee equal to 0.03% of the sum of such Lender’s outstanding Term Loans, Revolving Credit Exposure and unused Revolving Commitment on the Effective Date.

          SECTION 5. Conditions Precedent to Effectiveness. This Amendment shall become effective when the Administrative Agent shall have received counterparts hereof duly executed and delivered by Lenders representing the Majority Lenders (the date on which this Amendment becomes effective being called the “Effective Date“).

          SECTION 6. No Other Amendments or Waivers; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect as set forth in the Credit Agreement. Nothing herein shall be deemed to entitle Goodyear or any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall be a Credit Document for all purposes of the Credit Agreement.

          SECTION 7. Expenses. Goodyear agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

          SECTION 8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          SECTION 9. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

THE GOODYEAR TIRE & RUBBER
COMPANY,

By
/s/ R W Tieken

Name: R W Tieken
Title: Chief Financial Officer

GOODYEAR DUNLOP TIRES EUROPE B.V.,

By
/s/ Michael J Roney

Name: Michael J Roney
Title: President and Director

By
/s/ Phillips Regnault

Name: Phillips Regnault
Title: Director/Secretary

GOODYEAR DUNLOP TIRES GERMANY GMBH,

By
/s/ Gerhard Gruenenwald

Name: Gerhard Gruenenwald
Title: Managing Director

By
/s/ Gottfried Hess

Name: Gottfried Hess
Title: Managing Director

GOODYEAR GMBH & CO. KG,
REPRESENTED BY RVM REIFEN
VERTRIEBSMANAGEMENT GMBH

By
/s/ Gerhard Gruenenwald

Name: Gerhard Gruenenwald
Title: Managing Director
By
/s/ Gottfried Hess

Name: Gottfried Hess
Title: Managing Director

DUNLOP GMBH & CO. KG,
REPRESENTED BY RVM REIFEN
VERTRIEBSMANAGEMENT GMBH

By
/s/ Gerhard Gruenenwald

Name: Gerhard Gruenenwald
Title: Managing Director

By
/s/ Gottfried Hess

Name: Gottfried Hess
Title: Managing Director

GOODYEAR LUXEMBOURG TIRES SA,

By
/s/ Hermann Lange

Name: Hermann Lange
Title: Finance Director

By
/s/ Loul Reiles

Name: Loul Reiles
Title: Authorized Signer

JPMORGAN CHASE BANK, individually
and as Administrative Agent and Collateral
Agent,

By
/s/ Robert P. Kellas

Name: Robert P. Kellas
Title: Vice President

[Remaining Signature Pages Intentionally Omitted]